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                                                                    EXHIBIT 3.84

                            CERTIFICATE OF FORMATION

                                       OF

              CCFC II PROJECT EQUIPMENT FINANCE COMPANY THREE, LLC

      The undersigned, an authorized natural person, for the purpose of forming a limited liability company (hereinafter called the "company"), under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

      1. The name of the limited liability company is CCFC II Project Equipment Finance Company Three, LLC.

      2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901.

Executed on January 22, 2002.

                                                   /s/ Paul Hagan
                                                   -----------------------------
                                                   Paul Hagan, Authorized Person

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 01/22/2002
                                                          020041595 - 3483024